UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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FRANKLIN FINANCIAL SERVICES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FRANKLIN FINANCIAL SERVICES CORPORATION
20 South Main Street
P. O. Box 6010
Chambersburg, PA 17201-6010
(717) 264-6116
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 29, 2008
TO THE SHAREHOLDERS OF FRANKLIN FINANCIAL SERVICES CORPORATION:
     Notice is hereby given that, pursuant to the call of its directors, the regular Annual Meeting of Shareholders of FRANKLIN FINANCIAL SERVICES CORPORATION, Chambersburg, Pennsylvania, will be held on Tuesday, April 29, 2008, at 10:30 A.M. at the Family Traditions Lighthouse Restaurant, 4301 Philadelphia Avenue, Chambersburg, Pennsylvania, for the purpose of considering and voting upon the following matters:
1.	ELECTION OF DIRECTORS. To elect the four nominees identified in the accompanying Proxy Statement for the term specified.
2.	OTHER BUSINESS. To consider such other business as may properly be brought before the meeting and any adjournments thereof.
     Only those shareholders of record at the close of business on March 14, 2008, shall be entitled to notice of and to vote at the Annual Meeting.
     Please mark, date and sign the enclosed Proxy and return it in the enclosed postpaid envelope as soon as possible, whether or not you plan to attend the meeting. You are cordially invited to attend the meeting and the luncheon to be held following the meeting. If you attend the meeting, you may withdraw your proxy and vote your shares in person.
     A copy of the Annual Report of Franklin Financial Services Corporation is enclosed.

BY ORDER OF THE BOARD OF DIRECTORS CATHERINE C. ANGLE Secretary
Enclosures
March 28, 2008

PROXY STATEMENT
Dated and to be Mailed March 28, 2008
FRANKLIN FINANCIAL SERVICES CORPORATION
20 South Main Street
P. O. Box 6010
Chambersburg, PA 17201-6010
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON April 29, 2008

(i)

(ii)

GENERAL INFORMATION
Date, Time, and Place of Meeting
     The regular Annual Meeting of the shareholders of Franklin Financial Services Corporation (hereinafter, “Franklin Financial” or the “Company”) will be held on Tuesday, April 29, 2008, at 10:30 a.m. at the Family Traditions Lighthouse Restaurant, 4301 Philadelphia Avenue, Chambersburg, Pennsylvania.
Shareholders Entitled to Vote
     Shareholders of record at the close of business on March 14, 2008, are entitled to notice of and to vote at the meeting.
Purpose of Meeting
     Shareholders will be asked to consider and vote upon the following matters at the Annual Meeting: (i) the election of four directors, and (ii) such other business as may be properly brought before the meeting and any adjournments thereof.
Solicitation of Proxies
     This Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Franklin Financial for use at the Annual Meeting and any adjournments thereof.
     The expense of soliciting proxies will be borne by Franklin Financial. In addition to the use of the mails and the Internet, the directors, officers, and employees of Franklin Financial and of any subsidiary may, without additional compensation, solicit proxies personally or by telephone.
     Farmers and Merchants Trust Company of Chambersburg (hereinafter, “F&M Trust”) is a wholly owned subsidiary of Franklin Financial. This Proxy Statement, while prepared in connection with the Annual Meeting of Shareholders of Franklin Financial, contains certain information relating to F&M Trust which will be identified where appropriate.
Revocability and Voting of Proxies
     The execution and return of the enclosed proxy will not affect a shareholder’s right to attend the meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked by delivering written notice of revocation to Catherine C. Angle, Secretary of Franklin Financial, at any time before the proxy is voted at the meeting. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the election of the four nominees identified in this Proxy Statement. The enclosed proxy confers upon the persons named as proxies therein discretionary authority to vote the shares represented thereby on all matters that may come before the meeting in addition to the scheduled items of business, including unscheduled shareholder proposals and matters incident to the conduct of the meeting. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are brought before the meeting, the shares represented by any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of Franklin Financial.
     Shares held for the account of shareholders who participate in the Dividend Reinvestment Plan will be voted in accordance with the instructions of each shareholder as set forth in his proxy. If a shareholder who participates in the Dividend Reinvestment Plan does not return a proxy, the shares held for his account under the Dividend Reinvestment Plan will not be voted.
Voting of Shares and Principal Holders Thereof
     At the close of business on December 31, 2007, Franklin Financial had issued and outstanding 3,844,878 shares of common stock; there is no other class of stock outstanding. As of such date, 135,518 shares of Franklin Financial common stock were held by the Trust Department of F&M Trust as sole fiduciary (representing approximately 3.5% of such shares outstanding) and will be voted FOR the election of the four nominees identified in this Proxy Statement.
     A majority of the outstanding common stock present in person or by proxy will constitute a quorum for the conduct of business at the Annual Meeting. Each share is entitled to one vote on all matters submitted to a vote of the shareholders. A majority of the votes which all shareholders present in person or by proxy are entitled to cast at a meeting at which a quorum is present is required to approve any matter submitted to a vote of the shareholders, unless a greater vote is required by law or by the Articles of Incorporation or Bylaws. In the case of the election of directors, the four candidates receiving the highest number of votes shall be elected directors of Franklin Financial; accordingly, in the absence of a contested election, votes withheld from a particular nominee or nominees will not influence the outcome of the election. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be treated as votes cast.
     To the knowledge of Franklin Financial, no person owned of record or beneficially on December 31, 2007 more than five percent of the outstanding common stock of Franklin Financial.
Electronic Voting
     If your shares are held in “street name” by your bank or broker or other intermediary, you will receive voting instructions from your intermediary which you must follow in order for your shares to be voted in accordance with your directions. Many intermediaries permit their clients to vote via the internet or by telephone. Whether or not internet or telephone voting is available, you may vote your shares by returning the voting instruction card which you will receive from your intermediary.
Shareholder Proposals
     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission (hereafter, the “SEC”) and Section 2.4 of the Bylaws of Franklin Financial, shareholder proposals intended to be presented at the 2009 Annual Meeting of the shareholders of Franklin Financial must be received at the executive offices of Franklin Financial no later than November 28, 2008, in order to be eligible for inclusion in the proxy statement and proxy form to be prepared by Franklin Financial in connection with the 2009 Annual Meeting. A shareholder proposal which does not satisfy the notice and other requirements of SEC Rule 14a-8 and the Bylaws of Franklin Financial is not required to be included in Franklin Financial’s proxy statement and proxy form and may not be presented at the 2009 Annual Meeting. All shareholder proposals should be sent to: Franklin Financial Services Corporation, Attention: President, 20 South Main Street, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010.
Recommendations of the Board of Directors
     The Board of Directors recommends that the shareholders vote FOR the election of the four nominees identified in this Proxy Statement.
INFORMATION CONCERNING CORPORATE
GOVERNANCE POLICIES, PRACTICES AND PROCEDURES
     Franklin Financial is and always has been committed to the highest ideals in the conduct of its business and to observing sound corporate governance policies, practices and procedures.
     In order to comply with the requirements of the Sarbanes-Oxley Act and related SEC rules and regulations, Franklin Financial has taken a number of actions which are intended to strengthen and improve its commitment to sound corporate governance. These actions include the following:
•	The Board of Directors has adopted formal Corporate Governance Guidelines, a copy of which is posted on Franklin Financial’s website at www.franklinfin.com.

•	The Board of Directors has adopted a Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers of Franklin Financial. This Code focuses specifically upon principles of ethical business conduct, assuring the integrity of Franklin Financial’s periodic reports and other public communications, and compliance with all applicable government rules and regulations, and is intended to comply with the requirements of the Sarbanes-Oxley Act and related SEC rules and regulations. A copy of Franklin Financial’s Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers is posted on Franklin Financial’s website at www.franklinfin.com.

•	The Board of Directors has adopted written charters for its Audit, Personnel and Nominating Committees, copies of which are posted on Franklin Financial’s website at www.franklinfin.com.

•	Pursuant to the terms of its Corporate Governance Guidelines, Franklin Financial’s “independent directors” meet periodically in executive session (i.e., without the presence of the Chief Executive Officer or other members of Franklin Financial’s management).

INFORMATION CONCERNING THE ELECTION OF DIRECTORS
General Information
     The Bylaws of Franklin Financial provide that the Board of Directors shall consist of not less than five nor more than 25 persons and that the directors shall be classified with respect to the time they shall severally hold office by dividing them into three classes, each consisting as nearly as possible of one-third of the number of the whole Board of Directors. The Bylaws further provide that the directors of each class shall be elected for a term of three years so that the term of office of one class of directors shall expire in each year. Finally, the Bylaws provide that the number of directors in each class of directors shall be determined by the Board of Directors.
     A majority of the Board of Directors may increase the number of directors between meetings of shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death, or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until his successor is duly elected by the shareholders at the next Annual Meeting at which directors in his class are elected.
     The Board of Directors has determined that the Board shall consist of 13 directors. There are four directors whose terms of office will expire at the 2008 Annual Meeting and nine continuing directors whose terms of office will expire at the 2009 or 2010 Annual Meeting. The Board of Directors proposes to nominate the following persons for election to the Board of Directors at the 2008 Annual Meeting for the term specified below:
CLASS A
For a Term of
Three Years

G. Warren Elliott	William E. Snell, Jr.
Stanley J. Kerlin	Martha B. Walker
     In the event that any of the foregoing nominees is unable to accept nomination or election, the shares represented by any proxy given pursuant to this solicitation will be voted in favor of such other persons as the management of Franklin Financial may recommend. However, the Board of Directors has no reason to believe that any of its nominees will be unable to accept nomination or to serve as a director if elected.
Nominations for Election of Directors
     In accordance with Section 3.5 of the bylaws of Franklin Financial, any shareholder of record entitled to vote for the election of directors who is a shareholder on the record date and on the date of the meeting at which directors are to be elected may nominate a candidate for election to the Board of Directors, provided that the shareholder has given proper written notice of the nomination, which notice must contain certain prescribed information and must be delivered to the President of Franklin Financial not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. The Chairman of the meeting must determine whether a nomination has been made in accordance with the requirements of the bylaws and, if he determines that a nomination is defective, such nomination and any votes cast for the nominee shall be disregarded.
     Shareholders may also recommend qualified persons for consideration by the Nominating Committee to be included in Franklin Financial’s proxy materials as a nominee of the Board of Directors. A shareholder who wishes to make such a recommendation must submit his recommendation in writing addressed to the Chairman of the Board, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010. The recommendation must include the proposed nominee’s name and qualifications and must be delivered not less than 120 days prior to the anniversary date of the immediately preceding annual meeting.
Nominating Committee Process for the Selection and Evaluation of Nominees
     Franklin Financial’s Corporate Governance Guidelines identify the qualifications expected of a member of the Board of Directors and set forth the criteria to be applied by the Nominating Committee in evaluating candidates who will be recommended to the Board of Directors as nominees for election to the Board. A candidate must possess good business judgment and must be free of any relationship which would compromise his ability to properly perform his duties as a director. A candidate must have sufficient financial background and experience to be able to read and understand financial statements and to evaluate financial performance. A candidate should have proven leadership skills and management experience and should be actively involved in the community served by Franklin Financial and its subsidiaries. A candidate must be willing and able to commit the time and attention necessary to actively participate in Board affairs. In addition, a candidate must be a person of integrity and sound character. A candidate’s age, background, skills and experience are also important considerations in terms of achieving appropriate balance and diversity on the Board.
     The Nominating Committee uses a variety of methods for identifying and evaluating potential nominees for election to the Board of Directors. The Nominating Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated or otherwise arises, the Nominating Committee typically considers and interviews several potential candidates for appointment to fill the vacancy. Candidates may come to the attention of the Nominating Committee through current Board members, shareholders and other persons. These candidates are evaluated by the Nominating Committee and may be considered at any time during the year. In evaluating potential nominees, the Nominating Committee seeks to achieve a balance of knowledge, skills and experience on the Board. The Nominating Committee does not engage third party consultants in connection with the identification or evaluation of potential nominees.
     The Nominating Committee will consider persons recommended by shareholders as potential nominees for election to the Board of Directors, provided that recommendations are made in accordance with the procedures described above under the caption “Nominations for Election of Directors.” A potential nominee who is recommended by a shareholder will be evaluated by the Nominating Committee in the same fashion as other persons who are considered by the Committee as potential candidates for election to the Board of Directors.

Director Independence
     The Board of Directors has determined that each of the following directors is an “independent director,” as such term is defined in the NASDAQ Marketplace Rules: Charles S. Bender, II, Martin R. Brown, G. Warren Elliott, Donald A. Fry, Allan E. Jennings, Jr., Stanley J. Kerlin, H. Huber McCleary, Jeryl C. Miller, Stephen E. Patterson, Charles M. Sioberg, Kurt E. Suter and Martha B. Walker.
Information about Nominees, Continuing Directors and Executive Officers
     Information concerning the four persons to be nominated for election to the Board of Directors of Franklin Financial at the 2008 Annual Meeting and concerning the nine continuing directors is set forth in the table which follows. The table also includes information concerning shares of Franklin Financial common stock owned beneficially by executive officers who are named in the Summary Compensation Table appearing elsewhere in this Proxy Statement and by all directors and executive officers as a group. There are no family relationships between or among any of the Company’s executive officers, directors or nominees.

			Shares of Stock of Franklin
			Financial Beneficially
			Owned and Percentage of
	Business Experience, Including Principal Occupation	Director	Total Outstanding Stock as
Name and Age	for the Past 5 Years, and Other Directorships[1]	Since[2]	of 12/31/07[3,4]

CLASS A — NOMINEES

G. Warren Elliott (53)	Regional Representative, General Code Publishers (legal publisher); Franklin County Commissioner (1987, 1996-2007)	1994	2,486	*

Stanley J. Kerlin (54)	Law Office of Stanley J. Kerlin (law firm)	2006	26,842	*

William E. Snell, Jr. (59)	President and Chief Executive Officer, Franklin Financial and F&M Trust	1995	39,784	1.03%

Martha B. Walker (61)	Partner, Walker, Connor & Johnson, LLC since 2008; Martha B. Walker Law Office (2006-2007); previously Partner, Barley Snyder, LLC (law firm)	1979	3,386	*

CLASS B — CONTINUING DIRECTORS (TERM EXPIRES IN 2010)

Charles S. Bender, II (63)	Retired. Formerly Executive Vice President, Franklin Financial and F&M Trust	1981	70,190	1.82%

Martin R. Brown (56)	President, M.R. Brown Funeral Home, Inc.	2006	5,357	*

Allan E. Jennings, Jr. (58)	President, Jennings Chevrolet Oldsmobile Cadillac, Inc.; Vice President, Jennings Pontiac Buick GMC, Inc. (car dealerships)	2002	4,405	*

Jeryl C. Miller (67)	Vice President and Secretary, Charles W. Karper, Inc. (trucking industry)	1983	22,599	*

Stephen E. Patterson (63)	Shareholder, Patterson, Kiersz & Murphy, PC (law firm)	1998	3,100	*

CLASS C — CONTINUING DIRECTORS (TERM EXPIRES IN 2009)

Donald A. Fry (58)	President, ANDOCO, Inc., trading as Cumberland Valley Rental (uniform rental)	1998	3,604	*

H. Huber McCleary (69)	Secretary, McCleary Oil Co. (service station operator and fuel oil distributor)	1990	53,461	1.39%

Charles M. Sioberg (67)	Vice President, Martin & Martin, Inc. (engineers)	1982	9,345	*

Kurt E. Suter (66)	President, Carlisle Mobile Homes, Inc. and Eastern Motor Inns, Inc.; Partner, Hooke & Suter (real estate firm)	2002	2,500	*

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Mark R. Hollar			5,329	*

Ronald L. Cekovich			8,351	*

Michael E. Kugler			7,459	*

Allen C. Rebok			12,809	*

All directors and executive officers as a group (17 persons)			281,007	7.30%

*	The number of shares shown represents less than one percent of the total number of shares of common stock outstanding.

Footnotes:

1.	The number of shares shown represents less than one percent of the total number of shares of common stock outstanding. No nominee or continuing director is a director of any other company which has one or more classes of securities registered with the SEC pursuant to Section 12 or which is required to file periodic reports with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934.

2.	Reflects service as a director of Franklin Financial and service as a director of F&M Trust, predecessor of Franklin Financial, prior to the organization of Franklin Financial.

3.	Beneficial ownership of shares of the common stock of Franklin Financial is determined in accordance with SEC Rule 13d-3, which provides that a person shall be deemed to own any stock with respect to which he, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock, or (ii) investment power, which includes the power to dispose or to direct the disposition of the stock. A person is also deemed to own any stock which he has the right to acquire within 60 days through the exercise of an option or conversion right, through the revocation of a trust or similar arrangement, or otherwise.

4.	Each director and executive officer has sole voting and investment power with respect to the shares shown above, except that voting and investment power with respect to a total of 29,085 shares is shared with spouses, children or other family members. The shares shown above include a total of 68,770 shares which are held by spouses, children or other family members or by trusts or estates with respect to which a director or executive officer serves as trustee or executor and shares subject to a power of attorney in favor of a director or executive officer, beneficial ownership of which is in each case disclaimed. Also included in the shares shown above are a total of 2,143 shares issuable under the Employee Stock Purchase Plan and a total of 35,436 shares issuable pursuant to the exercise of stock options granted under the Incentive Stock Option Plan of 2002.
Meetings of the Board of Directors
     Franklin Financial’s Corporate Governance Guidelines provide that directors are expected to attend meetings of the Board of Directors, meetings of the committees on which they serve, and the annual meeting of shareholders. The Boards of Directors of the Company and of F&M Trust met a total of 36 times during 2007. All directors attended 75% or more of the aggregate number of meetings of the Boards of Directors and of the various committees of the Boards of Directors on which they served and all directors attended the annual meeting of shareholders in 2007.

Compensation of Directors
     The following table provides certain summary information concerning the total compensation paid or accrued by Franklin Financial and F&M Trust in 2007 to each non-employee member of the Board of Directors.
2007 DIRECTOR COMPENSATION

					Change in
					Pension Value
	Fees			Non-Equity	and
	Earned or			Incentive Plan	Nonqualified
	Paid in	Stock	Option	Compensation	Deferred	All Other
	Cash(1)	Awards	Awards	(2)	Compensation	Compensation		Total(3)
	($)	($)	($)	($)	Earnings	($)		($)
Name	(a)	(b)	(c)	(d)	(e)	(f)		(g)
Charles S. Bender, II4	$19,000					$9,634	(7)(8)	$28,634
Martin R. Brown(4)	$21,450					$1,462	(7)	$22,912
G. Warren Elliott(4)	$24,950							$24,950
Donald L. Fry(4)	$25,650							$25,650
Allan E. Jennings, Jr. (4)	$22,850							$22,850
Stanley J. Kerlin(4)	$21,800							$21,800
H. Huber McCleary(4)	$21,100							$21,100
Jeryl C. Miller(5)	$28,100					$15,720	(9)	$43,820
Stephen E. Patterson(4)	$22,500							$22,500
Charles M. Sioberg(6)	$32,215					$15,480	(9)	$47,695
Kurt E. Suter(4)	$20,400							$20,400
Martha B. Walker(4)	$19,350					$7,108	(8)	$26,458

Footnotes:

1.	The amount reported is the aggregate dollar value of all fees earned (even if deferred) or paid in cash for services as a director in 2007, including annual retainer fees, committee and/or chairmanship fees and meeting fees.

2.	The amount reported is the bonus earned under the Director Pay for Performance Program.

3.	The amount reported is the aggregate dollar value of total compensation earned in 2007 and is equal to the sum of the amounts reported in columns (a) through (f).

4.	Includes Franklin Financial and F&M Trust retainers and fees for committee meetings attended.

5.	Includes Franklin Financial and F&M Trust retainers, fees for committee meetings attended and Audit Committee Chairman retainer.

6.	Includes Franklin Financial and F&M Trust retainers and Chairman of the Board retainer.

7.	The amount reported is the annual premium paid by Franklin Financial on a split-dollar life insurance policy maintained for the benefit of the director.

8.	The amount reported includes amounts accrued under a deferred compensation arrangement in effect from 1982 through 1988.

9.	The amount reported is the benefit paid during 2007 under a deferred compensation arrangement in effect from 1982 through 1988.

     Each director of Franklin Financial who is not a salaried officer of Franklin Financial or F&M Trust is paid by Franklin Financial an annual retainer of $6,200 and a fee of $350 for each committee meeting attended, except that the Chairman of the Board does not receive meeting attendance fees. Each director of Franklin Financial is also a director of F&M Trust. Each Director of F&M Trust who is not a salaried officer of Franklin Financial or F&M Trust is paid by F&M Trust an annual retainer of $11,400 and a fee of $350 for each committee meeting attended, except that the Chairman of the Board does not receive meeting attendance fees. In addition to the foregoing annual retainer fees and meeting attendance fees, the Chairman of the Audit Committee receives an annual retainer of $2,800 from Franklin Financial. The Chairman of the Board receives an annual retainer of $14,616 from Franklin Financial and an annual retainer of $11,400 from F&M Trust, but does not receive a fee for attending committee meetings.
     Director fees payable by F&M Trust are eligible to be deferred pursuant to the Farmers and Merchants Trust Company of Chambersburg Directors’ Deferred Compensation Plan (the “Director Deferred Compensation Plan”). A hypothetical deferred benefit account is established for each director who elects to participate in the Director Deferred Compensation Plan and the deferred fees otherwise payable to him are treated as though invested in one or more mutual funds. The balance in such director’s deferred benefit account is payable to him or to his designated beneficiary in a lump sum upon the first to occur of his retirement from the Board or death, except that F&M Trust may, at its option, elect to pay such balance over a period of up to five years.
     In January of this year, the Board of Directors adopted the Director Pay for Performance Program (the “Pay for Performance Program”) under the terms of which non-employee directors are eligible to receive an annual cash bonus if Franklin Financial achieves certain financial targets established in advance by the Board. The financial targets are expressed in terms of the average annual increase in fully diluted earnings per share over rolling measurement periods of three calendar years each. (For example, the first three-year measurement period consists of calendar years 2006, 2007 and 2008, the next three-year measurement period consists of calendar years 2007, 2008 and 2009, and so forth). The target bonus payable under the Pay for Performance Program is an amount equal to 10% of the retainer fees earned by a participant during the third calendar year of a three year measurement period. For example, if a participating director earned retainer fees of $21,000 in 2007, his target bonus would be $2,100. A participating director may receive a bonus which is more or less than the target bonus, depending upon the extent to which Franklin Financial meets or exceeds the financial target established by the Board for the three-year measurement period involved. If the average increase in Franklin Financial’s fully diluted earnings per share during the three year period ending on December 31, 2007 is less than 5%, the director in this example would be entitled to receive a cash bonus equal to 50% of his target bonus or $1,050 ($21,000 x 10% x 10%). If the average increase in fully diluted earnings per share during the measurement period is between 5 % and 7.99%, the director would be entitled to receive a cash bonus equal to 100% of his target bonus or $2,100 ($21,000 x 10% x 100%). The amount of the cash bonus can be as much as 150% of the director’s target bonus, or $3,150 in this example, if the average increase in fully diluted earnings per share during the measurement period is greater than 10% ($21,000 x 10% x 150%). Bonuses earned under the Pay for Performance Program are paid in the second quarter of the calendar year next following the third calendar year of the three-year measurement period.

COMMITTEES OF THE BOARD OF DIRECTORS
     The Board of Directors of Franklin Financial has standing Audit, Nominating and Personnel Committees.
Audit Committee
     Members of the Audit Committee during 2007 were Jeryl C. Miller, Chairman, and Messrs. Brown, Elliott, Jennings, Sioberg and Suter. The Audit Committee assists the Board of Directors in fulfilling its responsibilities in providing oversight over the integrity of Franklin Financial’s financial statements, Franklin Financial’s compliance with applicable legal and regulatory requirements and the performance of Franklin Financial’s internal audit function. The Audit Committee is responsible for the appointment, compensation, oversight and termination of Franklin Financial’s independent auditors and regularly evaluates the independent auditors’ independence from Franklin Financial and Franklin Financial’s management. The Audit Committee reviews and approves the scope of the annual audit and is also responsible for, among other things, reporting to the Board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in Franklin Financial’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Audit Committee also reviews Franklin Financial’s disclosure controls and procedures and internal controls. The Audit Committee prepares the Audit Committee Report for inclusion in the annual proxy statement and oversees investigations into complaints concerning accounting and auditing matters. The Audit Committee also meets periodically with Franklin Financial’s independent auditors and with Franklin Financial’s internal auditors outside of the presence of management and has authority to retain outside legal, accounting and other professionals to assist it in meeting its responsibilities.
     The Audit Committee operates under a charter adopted by the Board of Directors, a copy of which is posted on Franklin Financial’s website at www.franklinfin.com. All members of the Audit Committee were at all times during 2007 “independent directors” as such term is defined in the NASDAQ Marketplace Rules. The Board of Directors has not designated an “audit committee financial expert” as such term is defined in the Sarbanes-Oxley Act and applicable SEC rules and regulations because it believes that each member of the Audit Committee is qualified in terms of background and experience to perform his duties as a member of that Committee and because it believes that an audit committee financial expert is not necessary in light of Franklin Financial’s size, the nature of its business and the relative lack of complexity of its financial statements. The Audit Committee met four times during 2007.
Nominating Committee
     Members of the Nominating Committee during 2007 were Charles M. Sioberg, Chairman, Ms. Walker and Messrs. McCleary and Patterson. The Nominating Committee is responsible, among other things, for recommending to the Board of Directors persons to be nominated for election to the Board, persons to be appointed to fill vacancies on the Board and persons to be elected as officers of the Board. The Nominating Committee operates under a charter adopted by the Board of Directors, a copy of which is posted on Franklin Financial’s website at www.franklinfin.com. All members of the Nominating Committee were at all times during 2007 “independent directors” as such term is defined in the NASDAQ Marketplace Rules. The Nominating Committee did not meet during 2007.
Personnel Committee
     Members of the Personnel Committee during 2007 were Charles M. Sioberg, Chairman, and Messrs. Brown, Elliott, Fry, Jennings and Miller. The Personnel Committee assists the Board of Directors in fulfilling its responsibilities in providing oversight over Franklin Financial’s compensation policies and procedures. The Personnel Committee is responsible for, among other things, administering and making grants and awards under the Incentive Stock Option Plan of 2002 and the Employee Stock Purchase Plan. The Personnel Committee is also responsible for annually evaluating and making a recommendation to the Board of Directors with respect to the compensation of Franklin Financial’s Chief Executive Officer. The Personnel Committee also prepares the Compensation Committee Report on Executive Compensation for inclusion in the annual proxy statement. The Personnel Committee operates under a charter adopted by the Board of Directors, a copy of which is posted on Franklin Financial’s website at www.franklinfin.com. All members of the Personnel Committee were at all times during 2007 “independent directors” as such term is defined in the NASDAQ Marketplace Rules. The Personnel Committee met seven times during 2007.
Compensation Committee Interlocks and Insider Participation
     The members of the Personnel Committee of the Board of Directors during 2007 were those persons who are named in the Personnel Committee discussion which appears immediately above. No member of the Personnel Committee is an employee or former employee of Franklin Financial or F&M Trust. There were no compensation committee “interlocks” at any time during 2007, which in general terms means that no executive officer or director of Franklin Financial served as a director or member of the compensation committee of another entity at the same time as an executive officer of such other entity served as a director of Franklin Financial.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
     The Personnel Committee of the Company’s Board of Directors administers the Company’s executive compensation program. The Company currently has nine senior officers (the President and Chief Executive Officer and eight subordinate officers) who have been designated as senior officers by the Board. The Personnel Committee, which is composed entirely of independent directors, is responsible for reviewing and approving senior officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the administration of the Company’s compensation program generally as it affects all other officers and employees, for administering the Company’s incentive compensation programs (including the Incentive Stock Option Plan), for approving and overseeing the administration of the Company’s employee benefits programs, for providing insight and guidance to management with respect to employee compensation generally, and for reviewing and making recommendations to the Board with respect to director compensation.

     The Personnel Committee operates under a charter adopted by the Board of Directors. The Personnel Committee annually reviews the adequacy of its charter and recommends changes to the Board for approval. The Personnel Committee meets at scheduled times during the year and on an “as necessary” basis. The Chairman of the Personnel Committee reports on Committee activities and makes Committee recommendations at meetings of the Board of Directors.
Compensation Philosophy
     The Personnel Committee believes that executive compensation should be tied to individual performance, should vary with the Company’s performance in achieving its financial and non-financial objectives, and should be structured so as to be closely aligned with the interests of the Company’s shareholders. The Committee also believes that the compensation package of each senior officer should include an at-risk, performance-based component and that this component should increase as an officer’s authority and responsibility increase. The Committee’s philosophy is reflected in the Company’s compensation objectives for its senior officers, which are as follows:
•	Create a merit-based, pay for performance incentive-driven system which is linked to the Company’s financial results and other factors that directly and indirectly influence shareholder value;

•	Establish a compensation system that enables the Company to attract and retain talented executives who are motivated to advance the interests of the Company’s shareholders; and

•	Provide a total compensation package that is fair in relation to the compensation practices of comparable financial institutions.
To the extent that established performance goals are exceeded, the Committee believes that the Company’s senior executives should be financially rewarded. It should be noted that all employees, including the Company’s executive officers, are employed at will and do not have employment contracts, severance pay agreements or “golden parachute” arrangements that would be triggered upon the occurrence of a change in control of the Company.
Components of Compensation
     The elements of total compensation paid by the Company to its senior officers, including the President and Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table which appears following this Compensation Discussion and Analysis (the CEO and the other executive officers identified in the Summary Compensation Table are sometimes referred to collectively as the “Named Executive Officers”), include the following:
•	Base salary;

•	Short-term incentive compensation in the form of cash awards granted under the Company’s Management Group Pay for Performance Program;

•	Long-term incentive compensation in the form of stock options granted under the Company’s Incentive Stock Option Plan;

•	Benefits under the Company’s pension plan; and

•	Benefits under the Company’s health and welfare benefits plans.
Base Salary
     The base salaries of the Named Executive Officers are reviewed by the Compensation Committee annually in December of each year, as well as at the time of any promotion or significant change in job responsibilities. Base salaries for our senior officers are established based upon the scope of their responsibilities, taking into account compensation paid by comparable financial institutions for similar positions. Specifically, a salary range is determined for each position based upon published salary surveys. These surveys report base salary ranges for comparable positions at similar financial institutions (currently ranging size from $500 million to $1.0 billion in total assets) within central Pennsylvania. Data from financial institutions of similar size located elsewhere within Pennsylvania and in adjoining and other states is also analyzed for comparative purposes.
     The Committee then establishes a “market value” for each position (defined as the mid-point of the approved salary range, plus ten percent and minus ten percent) in order to insure that the base salary for each senior executive falls within the market value for that position. An adjustment to the executive’s base salary, effective as of January 1 of each year, may (or may not) be approved by the Committee, based upon its assessment of the market value of the position involved.
     The Personnel Committee met in December of 2006 and considered the base salaries of the Company’s senior officers at that meeting. The Committee applied the principles discussed above and authorized 2007 base salary increases for the Named Executive Officers, as follows: (a) Mr. Snell: from $202,526 to $208,910; (b) Mr. Hollar: from $85,007 to $93,236; (c) Mr. Cekovich: from $95,401 to $99,398; (d) Mr. Kugler: from $88,807 to $95,836; and (e) Mr. Rebok: from $84,344 to $87,308.
     Salary income earned by each Named Executive Officer during calendar year 2007 is reported in Column (a) of the Summary Compensation Table which appears below following this Compensation Discussion and Analysis.
Short-Term Incentive Compensation
     The Company has adopted the Management Group Pay for Performance Program (the “PFP Program”) for purposes of linking a portion of the compensation of its senior officers, including the Named Executive Officers, to the success of the Company in meeting certain financial targets which are established annually by the Personnel Committee. Under the terms of the PFP Program, the Committee establishes in February of each year eight distinct financial targets, including the following: (i) return on average equity, (ii) return on average assets, (iii) tax equivalized net interest income, (iv) tax equivalized operating income, (v) efficiency ratio (i.e., noninterest expense as a percentage of operating income), (vi) net loan charge-offs as a percentage of average loans, (vii) non-performing assets as a percentage of total assets, and (viii) net income. Targets (vi) and (vii) are measured against national peer group loan quality data published by the Federal Deposit Insurance Corporation (which we refer to as the “FDIC”) for bank holding companies with total assets between $500 million and $1.0 billion. The PFP Program also incorporates a factor for the executive’s annual performance evaluation rating, which, in the case of the CEO, is determined by the Board of Directors following consideration of a recommendation made by the Committee.
     Each PFP Program target is evaluated separately and is assigned a payout range expressed as a percentage of annual base salary. Payouts under the PFP Program are determined on the basis of the Company’s performance relative to the targets established by the Committee and on the basis of each executive’s annual performance evaluation. The aggregate annual payout under the PFP Program ranges from 0 percent to 20 percent of an executive’s annual base salary. In order to earn a payout in any target category, the established target must be met or exceeded. Because payout amounts under certain of the PFP Program targets cannot be finally determined until peer group loan quality data are released by the FDIC (which does not occur until well after the close of a calendar year) and because these payout amounts are dependent in part upon individual performance evaluations (which are conducted in March of each year), the payout amounts earned under the Program in respect of the Company’s performance in a given calendar year are generally calculated and paid in April of the following year.
     The Company achieved its 2007 PFP Program targets in six of the eight financial target categories (performance in relation to the other two targets cannot be determined until peer group loan quality data becomes available in April). Accordingly, the Committee anticipates that payouts ranging from 17 percent to 20 percent of base salary will be paid to the Company’s senior officers in respect of 2007 performance, assuming that the Company achieves its loan quality targets. The estimated payout to each Named Executive Officer under the PFP Program is reported in Column (e) of the Summary Compensation Table and the range of possible payouts for each Named Executive Officer is reported in the Columns (b-1) through (b-3) of Grants of Plan-Based Awards Table, both of which appear below following this Compensation Discussion and Analysis.
Long-Term Incentive Compensation
     The Company uses the grant of incentive stock options under its Incentive Stock Option Plan as the primary vehicle for providing long-term incentive compensation opportunities to its senior officers, including the Named Executive Officers. The Plan was adopted by the shareholders in 2002 and provides for the grant of incentive stock options to purchase shares of Company common stock at a per share exercise price which is not less than 100% of the fair market value of such shares on the date that the option is granted. Accordingly, options granted under the Plan have no value unless the market price of the Company’s common stock increases after the date of grant. Incentive stock options are the only form of award provided for under the Plan.

     The Personnel Committee has historically granted stock options annually at its meeting in February of each year. In administering the Plan, the Committee establishes an annual option award target ranging from 500 to 2,500 shares for each of eight officer salary grade levels. The Committee has also established a target range for the Company’s average annual increase in fully diluted earnings per share during the three calendar year period ending with the calendar year immediately preceding the most recently ended calendar year. Options may be granted by the Committee for more or fewer shares than the established option award target for a given salary grade depending upon the Company’s growth in fully diluted earnings per share relative to the target range established by the Committee. If the average annual increase in fully diluted earnings per share for the three most recently ended calendar years falls within the target range established by the Committee, each executive is granted an option for a number of shares equal to his option award target. If the average increase falls below the target range established by the Committee, the option granted to each executive is for a number of shares equal to 50 percent of his option award target. If the average increase exceeds the target range established by the Committee, the number of shares subject to each option can be as much as 150 percent of his option award target.
     Options are granted at an exercise price equal to the fair market value per share of the Company’s common stock on the date of grant, which fair market value is determined in accordance with the terms of the Plan on the basis of the average of the average of the closing bid and asked quotations for the five trading days immediately preceding the applicable date as reported by two brokerage firms selected by the Committee which are then making a market in the Company’s stock, except that if no closing bid or asked quotation is available on one or more of such trading days, fair market value is determined by reference to the five trading days immediately preceding the applicable date on which closing bid and asked quotations are available. Options granted under the Plan vest after the expiration of six months from the date of grant or upon the occurrence of a change in control of Franklin Financial if a change in control occurs prior to the expiration of such six month period. Neither the CEO nor any other Named Executive Officer has any role in selecting the date of grant of any stock option granted under the Plan.
     The Committee’s philosophy in utilizing this performance measurement is that long term growth in fully diluted earnings per share is the primary driver of both the market value of the Company’s common stock and of the Company’s capacity to regularly increase the cash dividends which it pays to its shareholders.
     The Company’s fully diluted earnings per share for calendar years 2003 through 2006 were $1.74, $1.54, $1.81 and $2.10, respectively, resulting in an average annual growth in fully diluted earnings per share for the three years ended December 31, 2006 of approximately 7.3 percent. This compared favorably to the target range established by the Committee and, accordingly, the Committee authorized in 2007 the issuance of incentive stock option awards to the Named Executive Officers in amounts ranging from 1,500 shares to 2,500 shares, in each case representing 100 percent of the option award target. The number of shares underlying the option granted to each Named Executive Officer in 2007, the fair value of each such option on the date of grant (determined in accordance with FAS 123R) and the exercise price per share of each such option is set forth in Columns (e), (f) and (g), respectively, of the Grants of Plan Based Awards Table, which appears below following this Compensation Discussion and Analysis.

Information concerning the number of options held by each Named Executive Officer as of December 31, 2007 is set forth in the Outstanding Equity Awards at Fiscal Year-End Table which appears below following this Compensation Discussion and Analysis.
Retirement Plan
     The senior officers of the Company are eligible to participate in the various retirement plans maintained by F&M Trust for the benefit of its employees. The F&M Trust Pension Plan is a defined benefit plan which provides retirement benefits based upon a career-average compensation formula. In order to mitigate the adverse affects applicable to certain Pension Plan participants as a consequence of the adoption of a career-average compensation formula, F&M Trust adopted, effective January 1, 2008, a Qualified Pension Supplemental Plan and a Nonqualified Deferred Compensation Plan. The Pension Plan was closed to new employees as of April 1, 2007 and such new employees are eligible to participate only in the F&M Trust 401(k) Plan. The F&M Trust 401(k) Plan covers substantially all employees of F&M Trust who have completed one year and 1,000 hours of service. In 2007, employee contributions to the plan were matched at 100% up to 3% of each employee’s deferrals, plus 50% of the next 2% of deferrals from participants’ eligible compensation. In addition, a 100% discretionary profit sharing contribution of up to 2% of each employee’s eligible compensation is possible, provided net income targets are achieved. The Personnel Committee of the Company’s Board of Directors establishes the net income targets annually. Additional information relating to the Company’s retirement plans is set forth in the Pension Benefits Table which appears below following this Compensation Discussion and Analysis and in the narrative which accompanies that Table.
Health and Welfare Employee Benefits Plans
     The Company provides healthcare, life and disability insurance and other employee benefits programs to its employees, including its senior officers. The Personnel Committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by Central Pennsylvania financial institutions of comparable size so as to assure that the Company is able to maintain a competitive position in terms of attracting and retaining officers and other employees. The Company’s employee benefits plans are provided on a non-discriminatory basis to all employees.
Procedure Followed by the Personnel Committee in Determining Executive Compensation
     The Committee annually determines the compensation of each senior officer (base salary, payout under the PFP Program and stock option grant under the incentive Stock Option Plan) in accordance with the factors discussed above. The CEO plays an important role in the compensation process, particularly as it applies to the other Named Executive Officers. Specifically, the CEO evaluates officer performance, provides input in connection with establishing individual performance targets and objectives, and makes recommendations as to base salary levels. The CEO participates in Committee meetings at the Committee’s request in connection with the evaluation of the other Named Executive Officers and in order to provide background information.

     The Committee, meeting in executive session, performs an annual performance evaluation of the CEO and determines his compensation in accordance with the factors discussed above. The Committee in 2006 finalized a written performance evaluation form and, commencing in 2007, each member of the Committee will independently evaluate the CEO by using this form to prepare a formal evaluation. The evaluation form includes ratings for key accountabilities, including strategic leadership, business and organization knowledge, decision making, customer focus, personnel selection and development, vision/direction setting, adaptability and community involvement.
     The Company has not in the past five years employed compensation consultants in connection with the compensation process and does not anticipate that it will do so in 2008.
     The Personnel Committee met in December of 2007 and considered the base salaries of the Company’s senior officers at that meeting. The Committee applied the principles discussed above and authorized 2008 base salary increases for the Named Executive Officers, as follows: (a) Mr. Snell: from $208,910 to $217,266; (b) Mr. Hollar: from $93,236 to $104,988; (c) Mr. Cekovich: from $99,398 to $101,374; (d) Mr. Kugler: from $95,836; to $100,620; and (e) Mr. Rebok: from $87,308 to $89,934.
     The Personnel Committee met in February of 2008 and established the financial targets applicable to payouts under the PFP Program in respect of the Company’s 2008 financial performance. In accordance with the terms of the PFP Program, payouts in respect of the Company’s 2008 financial performance will range from 0 percent to a maximum of 20 percent of an executive officer’s 2008 base salary, depending upon whether (and the extent to which) the eight financial targets are met or exceeded.
     The Personnel Committee also addressed option awards at its February, 2008 meeting. The Company’s average annual increase in fully diluted earnings per share for calendar years 2005 through 2007 was approximately 15.9 percent, which was within the target range previously established by the Committee. Accordingly, in accordance with the principles discussed above, the Committee granted incentive stock options to the Named Executive Officers, as follows: (a) Mr. Snell: 3,750 shares; (b) Mr. Hollar: 2,550 shares; (c) Mr. Cekovich: 2,250 shares; (d) Mr. Kugler: 2,550 shares; and (e) Mr. Rebok: 2,250 shares.
Restatement of Financial Statements
     The Personnel Committee is of the view that, to the extent permitted by law, it has authority to retroactively adjust any cash or equity-based incentive award paid to any senior officer (including any Named Executive Officer) where the award was based upon the achievement by the Company of specified financial goals and it is subsequently determined following a restatement of the Company’s financial statements that the specified goals were not in fact achieved.
Stock Ownership Guidelines
     The Board of Directors believes that the interests of its senior officers and its shareholders should be aligned and for this reason encourages its senior officers, including the named Executive Officers, to acquire a significant ownership position in the Company’s common stock so as to have a meaningful personal financial stake in the success of the Company. However, the Company has not adopted formal stock ownership guidelines.
Compensation Committee Report
     In connection with the preparation of the disclosures set forth in this Proxy Statement, the Personnel Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of Franklin Financial. Based upon this review and discussion, the Personnel Committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement and that it be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2007 filed by Franklin Financial with the SEC.
     This report is not intended to be “soliciting material,” is not intended to be “filed” with the SEC, and is not intended to be incorporated by reference into any filing made by Franklin Financial with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether such filing is made before or after the date hereof and notwithstanding any general incorporation language contained in any such filing.
The foregoing report is submitted by
the Personnel Committee:
Charles M. Sioberg, Chairman
Martin R. Brown
G. Warren Elliott
Donald A. Fry
Allan E. Jennings, Jr.
Jeryl C. Miller
Compensation Tables and Additional Compensation Disclosure
Total Compensation
     The following table provides certain summary information concerning total compensation paid or accrued by Franklin Financial and F&M Trust to William E. Snell, Jr., the President and Chief Executive Officer of Franklin Financial, to Mark R. Hollar, Senior Vice President and Chief Financial Officer of Franklin Financial, and to each other executive officer whose total compensation in 2007 exceeded $100,000.

SUMMARY COMPENSATION TABLE

							Change in Pension
						Non-Equity	Value and
						Incentive	Nonqualified
Name						Plan	Deferred
and				Stock	Option	Compen-	Compensation	All Other
Principal		Salary[1]	Bonus[2]	Awards[3]	Awards[4]	sation[5]	Earnings[6]	Compensation[7]	Total[8]
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
		(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
William E. Snell, Jr., President and Chief Executive Officer	2007	$208,910			$17,100	$39,693	$20,772	$24,242	$310,717
	2006	202,526			8,225	24,339	19,679	26,912	281,168

Mark R. Hollar, Senior Vice President and Chief Financial Officer	2007	$93,236			$11,628	$18,051	$2,787	$7,642	$133,344
	2006	85,007			4,935	10,355	3,674	6,779	$110,750

Ronald L. Cekovich, Senior Vice President (F&M Trust)	2007	$99,398			$10,260	$18,886	$2,228	$7,186	$137,958
	2006	95,401			4,935	11,581	3,934	6,543	122,394

Michael E. Kugler, Senior Vice President (F&M Trust)	2007	$95,836			$11,628	$18,209	$16,575	$8,204	$150,452
	2006	88,808			5,593	11,004	14,557	7,424	$127,386

Allen C. Rebok, Senior Vice President (F&M Trust)	2007	$87,308			$10,260	$15,715	$8,795	$10,131	$132,209
	2006	84,344			4,935	9,278	9,043	9,282	116,882

Footnotes:

1.	The amounts reported in this column consist of base salary earned during the indicated year.

2.	The amounts reported in this column consist of bonus compensation earned during the indicated year. Note that payouts earned under the Management Group Pay for Performance Program are reported in this Table as Non-Equity Incentive Plan Compensation.

3.	The amounts reported in this column reflect the dollar amount of the compensation expense recognized for financial statement reporting purposes for the indicated year in accordance with FAS 123(R) in connection with awards of restricted stock. Franklin Financial did not make any awards of restricted stock in 2006 or 2007.

4.	The amounts reported in this column reflect the dollar amount of the compensation expense recognized for financial statement reporting purposes for the indicated year in accordance with FAS 123(R) in connection with awards of stock options made pursuant to the Incentive Stock Option Plan. The Incentive Stock Option Plan is described under the heading “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis which appears above. The assumptions used in the calculation of these amounts are identified in a footnote to the audited year end financial statements of Franklin Financial, which financial statements are included in the Annual Report on Form 10-K filed by Franklin Financial with the Securities and Exchange Commission.

5.	The amounts reported in this column consist of payouts earned in respect of the Company’s performance for the indicated year under the Management Group Pay for Performance Program, a non-equity incentive compensation plan which is described under the heading “Short-Term Incentive Compensation” in the Compensation Discussion and Analysis which appears above. The amounts reported for 2007 are estimated payouts and the range of possible 2007 payouts is reported in the Grants of Plan-Based Awards Table which appears below. The amounts reported for prior years are actual payout amounts.

6.	The amount reported in this column consists of the aggregate change in the actuarial present value of accumulated benefits under the F&M Trust Pension Plan from the plan measurement date used for financial statement reporting purposes with respect to the prior completed fiscal year to the plan measurement date used for financial statement reporting purposes with respect to the indicated year. The F&M Trust Pension Plan is described in the narrative which follows the Pension Benefits Table which appears below.

7.	Reported amount includes for each executive officer who is named in this Table matching and discretionary contributions made by the Company to the Company 401(k) plan and the following additional items: (a) Mr. Snell: club dues, amounts related to personal use of Company automobile and split-dollar life insurance policy premium; (b) Mr. Hollar: split-dollar life insurance policy premium; (c) Mr. Cekovich: split-dollar life insurance policy premium; (d) Mr. Kugler: split-dollar life insurance policy premium; and (e) Mr. Rebok split-dollar life insurance policy premium.

8.	The amounts reported in this column consist of the dollar value of total compensation for the indicated year, equal to the sum of columns (a) through (g).
Plan-Based Compensation
     The following table provides certain information concerning awards granted in 2007 under incentive and under other plans to the executive officers named in the Summary Compensation Table appearing above.
GRANTS OF PLAN-BASED AWARDS IN 2007

						All Other	All Other		Grant
		Estimated Possible				Stock	Option		Date
		Payouts Under Non-Equity				Awards:	Awards:		Fair
		Incentive Plan			Estimated Future	Number	Number	Exercise	Value
		Awards[2]			Payouts Under	of	of	or Base	of Stock
			Target		Equity	Shares	Securities	Price of	And
		Thresh-	(Mid Point	Maxi-	Incentive Plan	of Stock	Underlying	Option	Option
	Grant	old	of Range)	mum	Awards	or Units	Options[3]	Awards[4]	Awards[5]
	Date[1]	($)	($)	($)	($)	(#)	(#)	($/Sh)	($/Sh)
Name	(a)	(b-1)	(b-2)	(b-3)	(c)	(d)	(e)	(f)	(g)
William E. Snell, Jr.	2/8/07	$0	$20,891	$41,782			2,500	$27.37	$17,100
Mark R. Hollar	2/8/07	$0	$9,324	$18,647			1,700	$27.37	$11,628
Ronald L. Cekovich	2/8/07	$0	$9,940	$19,880			1,500	$27.37	$10,260
Michael E. Kugler	2/8/07	$0	$9,584	$19,167			1,700	$27.37	$11,628
Allen C. Rebok	2/8/07	$0	$8,731	$17,462			1,500	$27.37	$10,260

Footnotes:

1.	The grant date for stock options, restricted stock and other equity-based awards.

2.	The amounts shown in Columns (b-1) through (b-3) represent the range of possible payouts in respect of the Company’s calendar year 2007 financial performance under the Pay for Performance Program described in Compensation Discussion and Analysis above. Payouts are determined as a percentage of base salary, with the range of possible payouts varying from -0- percent of base salary (if none of the eight financial targets are met and if a poor personal performance evaluation is received) to 20 percent of base salary (if all eight financial targets are met and a top personal performance evaluation is received). Column (b-1) shows the threshold result with a -0- percent payout at the low end of the range; Column (b-2) shows a 10 percent payout at the mid point of the range; and Column (b-3) shows a 20 percent payout at the maximum point of the range. Payouts in respect of the Company’s calendar year 2007 financial performance will be made in April of 2008 and the estimated amount of each such payout is reported in the Non-Equity Incentive

Compensation column in the Summary Compensation Table which appears above.

3.	Reflects the number of shares of stock underlying options granted during 2007 under the Franklin Financial Incentive Stock Option Plan.

4.	The per-share exercise price of the options granted during 2007.

5.	Reported amount is the aggregate fair value of stock options granted in 2007, determined as of the date of grant in accordance with FAS 123(R). The assumptions used in the calculation of these amounts are included in a footnote to the audited financial statements of Franklin Financial for the fiscal year ended December 31, 2007, which financial statements are included in the Annual Report on Form 10-K filed by Franklin Financial with the Securities and Exchange Commission. No gain will be realized by the officer unless the market price of Franklin Financial common stock appreciates in value following the date of grant, which appreciation will benefit all shareholders generally. The actual value, if any, that an officer may realize upon the exercise of an option will depend upon the excess of the market price of Franklin Financial common stock on the date of exercise over the exercise price of the option. There can be no assurance that an officer will realize all or any part of the value of any option as reported in this Table, which value is merely an estimate determined in accordance with FAS 123(R).
Outstanding Stock Option
and Other Equity Awards at Fiscal Year End
     The following table provides certain information with respect to the executive officers named in the Summary Compensation Table appearing above concerning stock options and other equity awards which were outstanding on December 31, 2007.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

		Option Awards[1]					Stock Awards[2]
									Equity	Equity
									Incentive	Incentive
				Equity					Plan	Plan Awards:
				Incentive			Number	Market	Awards:	Market or
				Plan			of	Value of	Number of	Payout
				Awards:			Shares	shares	Unearned	Value of
			Number of	Number of			or Units	or Units	Shares,	Unearned
		Number of	Securities	Securities			of Stock	of Stock	Units or	shares,
		Securities	Underlying	Underlying			That	that	Other	Units or
		Underlying	Unexercised	Unexercised	Option		Have	Have	Rights That	Other Rights
		Unexercised Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	That Have
		Exercisable[3]	Unexercisable[4]	Options[5]	Price[6]	Expiration	Vested	Vested	Vested	Not Vested
Name	Grant Date	(#)	(#)	(#)	($)	Date[7]	(#)	($)	(#)	($)
		(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

William E. Snell, Jr.	4/23/2002	3,125			$20.00	04/24/2012
	2/12/2003	1,562			21.42	02/13/2013
	2/12/2004	3,125			27.68	02/13/2014
	2/10/2005	1,250			27.42	02/11/2015
	2/09/2006	1,250			24.92	02/10/2016
	2/08/2007	2,500			27.37	02/09/2017
Mark R. Hollar	2/12/2004	625			$27.68	02/13/2014
	2/10/2005	750			27.42	02/11/2015
	2/09/2006	750			24.92	02/10/2016
	2/08/2007	1,700			27.37	02/09/2017
Ronald L. Cekovich	4/23/2002	1,875			$20.00	04/24/2012
	2/12/2003	937			21.42	02/13/2013
	2/12/2004	1,875			27.68	02/13/2014
	2/10/2005	750			27.42	02/11/2015
	2/09/2006	750			24.92	02/10/2016
	2/08/2007	1,500			27.37	02/09/2017
Michael E. Kugler	2/12/2004	625			$27.68	02/13/2014
	2/10/2005	250			27.42	02/11/2015
	2/09/2006	850			24.92	02/10/2016
	2/08/2007	1,700			27.37	02/09/2017
Allen C. Rebok	4/23/2002	1,875			$20.00	04/24/2012
	2/12/2003	937			21.42	02/13/2013
	2/12/2004	1,875			27.68	02/13/2014
	2/10/2005	750			27.42	02/11/2015
	2/09/2006	750			24.92	02/10/2016
	2/08/2007	1,500			27.37	02/09/2017

Footnotes:

1.	All reported options were granted under the Incentive Stock Option Plan and vest after the expiration of six months from the date of grant or upon the occurrence of a change in control of Franklin Financial if a change in control occurs prior to the expiration of such six month period.

2.	There were no outstanding restricted stock awards on December 31, 2007.

3.	Reflects the number of shares of stock underlying unexercised options that are exercisable as of December 31, 2007.

4.	Reflects the number of shares of stock underlying unexercised options that are not exercisable as of December 31, 2007.

5.	Reflects the total number of shares of stock underlying unexercised options that were awarded under an equity incentive plan and that have not been earned as of December 31, 2007.

6.	Reflects the exercise price of each option reported in columns (a), (b) and (c).

7.	Reflects the expiration date of each option reported in columns (a), (b) and (c).

Stock Option Exercises and Vesting of Restricted Stock
     The following table provides certain information with respect to the executive officers named in the Summary Compensation Table appearing above concerning the exercise of stock options and the vesting of restricted stock during calendar year 2007.
OPTION EXERCISES AND STOCK VESTED IN 2007

	Option Awards		Stock Awards [1]
	Number of Shares		Number of Shares	Value
	Acquired on	Value Realized	Acquired on	Realized on
	Exercise[2]	on Exercise[3]	Vesting	Vesting
Name	(#)	($)	(#)	($)
	(a)	(b)	(c)	(d)
William E. Snell, Jr.	-0-	N/A
Mark R. Hollar	-0-	N/A
Ronald L. Cekovich	-0-	N/A
Michael E. Kugler	-0-	N/A
Alan C. Rebok	-0-	N/A

Footnotes

1.	There were no outstanding restricted stock awards on December 31, 2007 and no such awards were granted in 2007.

2.	Reflects the number of shares acquired in 2007 pursuant to the exercise of stock options.

3.	Reflects the aggregate dollar value realized in 2007 upon the exercise of options or upon the transfer of a stock option for value.
Pension Benefits
     The following table provides certain information with respect to the executive officers named in the Summary Compensation Table appearing above concerning pension benefits paid during calendar year 2007 or payable as of December 31, 2007 under tax qualified and non-tax qualified defined benefit plans.

PENSION BENEFITS AT AND FOR THE YEAR ENDED
DECEMBER 31, 2007
(MEASUREMENT DATE IS SEPTEMBER 30, 2007)

				Payments
		Number of	Present	During
		Years of	Value of	Last
		Credited	Accumulated	Fiscal
		Service[1]	Benefit[2]	Year[3]
Name	Plan Name	(#)	($)	($)
	(a)	(b)	(c)	(d)
William E. Snell, Jr.	Farmers and Merchant’s Trust Company Pension Plan	12.42	$228,588	-0-
Mark R. Hollar	Farmers and Merchant’s Trust Company Pension Plan	13.67	$28,299	-0-
Ronald L. Cekovich	Farmers and Merchant’s Trust Company Pension Plan	6.08	$22,897	-0-
Michael E. Kugler	Farmers and Merchant’s Trust Company Pension Plan	29.00	$150,684	-0-
Allen C. Rebok	Farmers and Merchant’s Trust Company Pension Plan	39.00	$422,931	-0-

Footnotes:

1.	Reflects the number of years of service credited to the named executive officer under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for 2007. The number of years of credited service is equal to the number of years of actual service with Company.

2.	Reflects the actuarial present value of the named executive officer’s accumulated benefit under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for 2007. Actuarial present values are calculated using the assumptions described in a footnote to the audited financial statements of Franklin Financial for the year ended December 31, 2007 , which financial statements are included in the Annual Report on Form 10-K filed by Franklin Financial with the Securities and Exchange Commission. Benefits are assumed to be payable in each case at age 65 or, if earlier, on the date upon which the sum of the participant’s age and years of service equals 100.

3.	Reflects the dollar amount of the payments and benefits (if any) paid to the named executive officer during 2007.
     F&M Trust maintains the Farmers and Merchants Trust Company of Chambersburg Pension Plan (the “Pension Plan”), a defined benefit plan, for the benefit of its employees. Prior to 2002, the retirement benefit under the Pension Plan was determined by reference to a participant’s highest five consecutive years’ compensation in the ten years preceding normal retirement. Compensation is defined generally as salary, bonus and non-equity incentive plan compensation as reported in the Summary Compensation Table appearing above, but excludes long-term disability payments, taxable fringe benefits, moving expenses, housing expenses, non-cash taxable amounts under any restricted stock program, restricted stock program cash dividend payments, and tax equalization payments. Section 401(a) (17) of the Internal Revenue Code of 1986, as amended (the “Code”), limits a participant’s compensation for each calendar year.

     The Pension Plan was amended in December of 2004 for the purpose of adopting a career-average benefit formula which is applicable to employees who are hired on or after July 1, 2000. The normal retirement benefit under the Pension Plan is a single-life annuity equal to 1% of compensation for each year of service, plus 0.60% of compensation in excess of the taxable wage base for each year of service up to a maximum of 35 years, with compensation determined over the participant’s work history rather than the previous method of 5-year final average compensation. For employees who are hired or rehired on or after July 1, 2000 but before January 1, 2005, the participant’s accrued benefit as of December 31, 2005 is based on the retirement benefit formula in effect before January 1, 2006, with subsequent accruals added each year based upon the new career-average formula. However, the adoption of this amendment will not affect the benefits payable under the Pension Plan to Messrs. Snell, Hollar, Kugler and Rebok, each of whom was hired before July 1, 2000. Mr. Cekovich, who is affected by the amendment, began accruing benefits under the new career-average benefit formula effective January 1, 2006. Retirement benefits under the Pension Plan are limited by the maximum benefit specified under Section 415 of the Code.
     The Pension Plan was amended in August 2007 for the purpose of adopting a career-average benefit formula which is applicable to all employees, regardless of date of hire. For employees hired before July 1, 2000 and who were under the old final-average benefit formula, this change is effective January 1, 2008. Employees who were hired on or after July 1, 2000 were already under the career-average benefit formula and the Pension Plan continues unchanged for them. In addition, the Pension Plan was amended in December 2006 for the purpose of closing the plan to new employees. Employees hired on or after April 1, 2007 will not be eligible to participate in the Pension Plan and, instead, will participate only in the Company’s 401(k) Plan.
     The change to the career average benefit formula results in lower retirement plan expense for the Company and in lower projected benefits for most participants. To minimize the adverse impact on existing participants, several additional steps were taken, effective January 1, 2008:
1.	The matching contribution in the Company’s 401(k) Plan was increased to 100% on the first 4% of employee deferrals, plus 50% of the next 2% of deferrals. This results in a potential 1% additional matching contribution made to participants by F&M Trust.

2.	A new qualified supplemental retirement plan, the Farmers and Merchants Trust Company of Chambersburg Pension Supplemental Plan (the “Qualified Supplemental Plan”), was adopted in order to provide benefits to those Pension Plan participants who were most severely affected by the recently adopted change to the Pension Plan benefit formula. The Qualified Supplemental Plan is a defined contribution plan. A contribution will be made on behalf of each participant in the Qualified Supplemental Plan according to a schedule which was adopted as part of this Plan. The contribution amounts vary according to how the participant was impacted by the change to the Pension Plan benefit formula. The contribution amounts under the Qualified Supplemental Plan range from 1% to 9% of the participant’s compensation. None of the executive officers named in the Summary Compensation Table participate in the Qualified Supplemental Plan.

3.	Some individuals who were adversely impacted by the change in the Pension Plan benefit formula cannot participant in the Qualified Supplemental Plan due to compliance testing issues under the Code and the fact that these individuals are (or could become) “highly compensated employees” as defined under the Code. These participants will be covered under a new nonqualified plan, the Farmers and Merchants Trust Company of Chambersburg Pension Supplemental Nonqualified Deferred Compensation Plan (the “Nonqualified Supplemental Plan”), which has contribution provisions similar to the Qualified Supplemental Plan described in Paragraph 2 above. Messrs. Snell, Hollar and Kugler participate in this Plan. The Nonqualified Supplemental Plan is a defined contribution plan. Annual contributions will be made by F&M Trust on behalf of plan participants ranging between 1% and 9% of the participant’s compensation, depending upon the impact that the change in the pension plan benefit formula had on the participant’s pension benefit.
     Messrs. Snell and Rebok are currently eligible for early retirement under the Pension Plan. If early retirement is elected, the early retirement benefit is payable on the first day of the month coincident with or next following the attainment of age 55 and the completion of 10 years of service. For each month the early retirement date precedes the normal retirement age of 65, the normal retirement benefit is reduced by 0.7% for each of the first 60 months and by 0.35% for each of the next 60 months. Unreduced benefits are provided for participants for whom the sum of age and service equals or exceeds 100.
Employment Agreements And Potential Payments
Upon Termination Or Change In Control
     All employees of the Company, including the Company’s executive officers, are employed at will and do not have employment contracts, severance pay agreements or “golden parachute” arrangements that would be triggered upon the occurrence of a change in control of the Company.
Equity Compensation Plan Information
     The following table summarizes share and exercise price information relating to Franklin Financial’s equity compensation plans as of December 31, 2007:

EQUITY COMPENSATION PLAN INFORMATION AT DECEMBER 31, 2007

Number Of
Securities
	Number Of		Remaining Available
	Securities To Be		For Future Issuance
	Issued Upon	Weighted-Average	Under Plans
	Exercise Of	Exercise Price Of	(Excluding
	Outstanding	Outstanding	Securities
Plan	Options, Warrants	Options, Warrants	Reflected In The
Category	And Rights	And Rights	First Column)

Equity Compensation Plans Approved By Security Holders	62,436 [1]	$25.22	175,815 [2]

Equity Compensation Plans Not Approved By Security Holders	None	N/A	None

Total	62,436	$25.22	175,815

Footnotes:

1.	Consists of shares subject to issuance pursuant to the exercise of outstanding options granted under the Incentive Stock Option Plan of 2002.

2.	Consists of shares which were available as of December 31, 2007 for future issuance under the Incentive Stock Option Plan of 2002.
AUDIT COMMITTEE REPORT
     The Audit Committee has reviewed the audited financial statements of Franklin Financial for the year ended December 31, 2007 and has discussed these financial statements with management and with Franklin Financial’s independent accountants, Beard Miller Company LLP (“Beard Miller Company”). The Audit Committee also has discussed with Beard Miller Company the matters required to be discussed by Statement of Auditing Standards No. 61, as amended.
     The Audit Committee has received from Beard Miller Company the written disclosures and letter required by the Independence Standards Board Standard No. 1 and the Audit Committee has discussed with Beard Miller Company their independence from Franklin Financial and from Franklin Financial’s management.
     Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that Franklin Financial’s audited financial statements for the year ended December 31, 2007 be included in Franklin Financial’s Annual Report on Form 10-K for that year.
     In connection with the standards for accountant’s independence adopted by the SEC, the Audit Committee considers in advance of the provision of any non-audit services by Franklin Financial’s independent accountants whether the provision of such services is compatible with maintaining the independence of such accountants.

     This report is not intended to be “soliciting material,” is not intended to be “filed” with the SEC, and is not intended to be incorporated by reference into any filing made by Franklin Financial with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether such filing is made before or after the date hereof and notwithstanding any general incorporation language contained in any such filing.

The foregoing report is submitted by the Audit Committee: Jeryl C. Miller, Chairman Martin R. Brown G. Warren Elliott Allan E. Jennings, Jr. Charles M. Sioberg Kurt E. Suter
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
General Information
     For the year ended December 31, 2007, Franklin Financial engaged Beard Miller Company LLP, independent certified public accountants (hereafter, “Beard Miller Company”), to examine its consolidated financial statements. It is anticipated that Beard Miller Company will be similarly engaged for the year 2008. Representatives of Beard Miller Company are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Information About Fees
Audit Fees
     Audit fees billed to Franklin Financial by Beard Miller Company during 2007 and 2006 for services related to the audit of Franklin Financial’s annual consolidated financial statements, including audit of internal controls, and the review of the unaudited financial statements included in Franklin Financial’s Quarterly Reports on Form 10-Q totaled $129,350 and $124,494, respectively.
Audit Related Fees
     Fees billed to Franklin Financial by Beard Miller Company during 2007 and 2006 for audit related services totaled $16,618 and $27,299, respectively. Audit related services performed by Beard Miller Company consisted principally of employee benefit plan audits and consultation with respect to accounting matters.
Tax Fees
     Fees billed to Franklin Financial by Beard Miller Company during 2007 and 2006 for tax related services totaled $13,185 and $7,034 respectively. Tax related services performed by

Beard Miller Company consisted principally of the preparation of state and federal tax returns and assistance with tax matters.
All Other Fees
     No other fees were billed to Franklin Financial by Beard Miller Company during 2007.
Audit Committee Pre-Approval Policies and Procedures
     The Audit Committee pre-approves all audit and legally permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval or such other detailed information as the Audit Committee deems appropriate. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting. All audit and permissible non-audit services provided by Beard Miller Company in 2007 were pre-approved by the Audit Committee and in no case was such pre-approval waived under the de minimis exception set forth in the applicable SEC rules and regulations.
ADDITIONAL INFORMATION
Executive Officers
     The following persons are the executive officers of Franklin Financial (some of whom are officers of F&M Trust):

Name	Age	Office Held
William E. Snell, Jr.	59	President and Chief Executive Officer of Franklin Financial and F&M Trust since 1996; President of Franklin Financial and F&M Trust since 1995
Mark R. Hollar	46	Senior Vice President and Chief Financial Officer since 2006; Treasurer and Chief Financial Officer of Franklin Financial and Vice President/Finance of F&M Trust since 2005; Vice President and Controller of F&M Trust since 2000
Ronald L. Cekovich	51	Senior Vice President and Technology Service Manager of F&M Trust since 2006; Vice President and Technology Services Manager of F&M Trust since 2001
Michael E. Kugler	51	Senior Vice President and Commercial Services Market Manager of F&M Trust since 2006; Vice President of F&M Trust since 1994
Allen C. Rebok	65	Senior Vice President and Investment and Trust Services Manager of F&M Trust since 1980

Transactions with Related Persons
     Some of the directors and executive officers of Franklin Financial and the companies with which they are associated were customers of and had banking transactions with F&M Trust in the ordinary course of business during 2007. All loans and commitments to loan made to such persons and the companies with which they are associated were made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features. It is anticipated that F&M Trust will enter into similar transactions in the future.
     In accordance with the terms of Franklin Financial’s Corporate Governance Guidelines (a copy of which is posted on Franklin Financial’s website at www.franklinfin.com), any transaction involving Franklin Financial or any direct or indirect subsidiary of Franklin Financial and an executive officer, a director, a nominee for election to the Board of Directors, or a five percent or greater shareholder (or a member of his or her immediate family or a company or other entity in which he or she has, directly or indirectly, a financial interest) must be submitted for review by the Audit Committee, except that any proposed loan to any such person or entity is submitted to the entire Board of Directors for review. It is the policy of the Audit Committee to carefully review any such proposed transaction and to grant a waiver of Franklin Financial’s policy prohibiting transactions and relationships that may involve a conflict of interest only if the proposed transaction can be structured in such a way as to eliminate both any potential financial disadvantage to Franklin Financial and any appearance of impropriety.
Compliance with Section 16(a) of the Exchange Act
     Section 16(a) of the Securities Exchange Act of 1934 requires that the directors and certain officers of Franklin Financial file with the SEC reports of ownership and changes in ownership with respect to shares of Franklin Financial common stock beneficially owned by them. Based solely upon its review of copies of such reports furnished to it and written representations made by its directors and those officers who are subject to such reporting requirements, Franklin Financial believes that during the calendar year ended December 31, 2007, all filing requirements applicable to its directors and officers were complied with.
Shareholder Communication with the Board of Directors
     Shareholders and other interested persons who wish to communicate with the Board of Directors (including, specifically, the non-management directors) may do so by letter addressed to Chairman of the Board, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010.
     Shareholders and other interested persons who wish to express a concern relating to accounting or audit related matters may do so by letter addressed to Chairman of the Audit Committee, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010.

Householding of Shareholder Mailings
     In accordance with a notice sent to all shareholders with the same last name who share the same address, only one copy of Franklin Financial’s annual report and proxy statement will be sent to that address, unless contrary instructions are given to Franklin Financial. This practice, known as “householding,” is designed to reduce Franklin Financial’s printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate annual report and proxy statement in the future, he may call Franklin Financial’s Corporate Secretary at (717) 261-3555 or write to Corporate Secretary, Franklin Financial Services Corp., P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010 or communicate his request by E-mail addressed to cathy.angle@f-mtrust.com. If a shareholder is receiving multiple copies of Franklin Financial’s annual report and proxy statement, he may request to receive only a single copy of these materials by contacting Franklin Financial’s Corporate Secretary in the same manner.
Annual Report on Form 10-K
     A copy of the annual report of Franklin Financial for the year ended December 31, 2007 on Form 10-K as filed with the SEC is available without charge to shareholders, depositors and other interested persons upon request addressed to William E. Snell, Jr., President and Chief Executive Officer, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010. Franklin Financial’s Form 10-K, as well as its other periodic reports filed with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934, are available on Franklin Financial’s website at www.franklinfin.com.
OTHER MATTERS
     The Board of Directors of Franklin Financial knows of no matters, other than those discussed in this Proxy Statement, which will be presented at the 2008 Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of Franklin Financial.

BY ORDER OF THE BOARD OF DIRECTORS CATHERINE C. ANGLE Secretary
Chambersburg, Pennsylvania
March 28, 2008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 29, 2008
TO THE SHAREHOLDERS OF FRANKLIN FINANCIAL SERVICES CORPORATION:
     Notice is hereby given that, pursuant to the call of its directors, the regular Annual Meeting of Shareholders of FRANKLIN FINANCIAL SERVICES CORPORATION, Chambersburg, Pennsylvania, will be held on Tuesday, April 29, 2008, at 10:30 A.M. at the Family Traditions Lighthouse Restaurant, 4301 Philadelphia Avenue, Chambersburg, Pennsylvania, for the purpose of considering and voting upon the following matters:
     1. ELECTION OF DIRECTORS. To elect the four nominees identified in the accompanying Proxy Statement for the term specified.
     2. OTHER BUSINESS. To consider such other business as may properly be brought before the meeting and any adjournments thereof.
     Only those shareholders of record at the close of business on March 14, 2008, shall be entitled to notice of and to vote at the Annual Meeting.
     Please mark, date and sign the enclosed Proxy and return it in the enclosed postpaid envelope as soon as possible, whether or not you plan to attend the meeting. You are cordially invited to attend the meeting and the luncheon to be held following the meeting. If you attend the meeting, you may withdraw your proxy and vote your shares in person.
     A copy of the Annual Report of Franklin Financial Services Corporation is enclosed.

BY ORDER OF THE BOARD OF DIRECTORS CATHERINE C. ANGLE Secretary
March 28, 2008

APPENDIX
FRANKLIN FINANCIAL SERVICES CORPORATION
PROXY       ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 29, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Catherine C. Angle and Allen C. Rebok, and each or either of them, as proxies, with full power of substitution, to vote as directed below all of the shares of Franklin Financial Services Corporation common stock held of record on March 14, 2008 by the undersigned and by the Plan Agent for the account of the undersigned under the Dividend Reinvestment Plan at the Annual Meeting of Shareholders to be held on Tuesday, April 29, 2008, at 10:30 a.m. at the Family Traditions Lighthouse Restaurant, 4301 Philadelphia Avenue, Chambersburg, Pennsylvania, and at any adjournment thereof, as follows:
     1. ELECTION OF FOUR DIRECTORS FOR A TERM OF THREE YEARS

☐ FOR all nominees listed below*		☐ WITHHOLD AUTHORITY to vote for all nominees listed below

G. Warren Elliott	Stanley J. Kerlin	William E. Snell, Jr.	Martha B. Walker

*INSTRUCTION:	If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name.
     It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend the meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting and wish to vote in person.
(continued on reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES IDENTIFIED ABOVE.
This proxy also confers authority as to any other business which may be brought before the meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be brought before the meeting, but if any other business is presented at the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Franklin Financial Services Corporation.
     The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement dated March 28, 2008 and hereby revokes all proxies heretofore given.

Dated:	, 2008

Signature

Signature

IMPORTANT: Please sign exactly as your name or names appear hereon. Joint owners should each sign. If you sign as agent or in any other representative capacity, please state the capacity in which you sign.